UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2005
GTx, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	005-79588	62-1715807
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
3 N. Dunlap Street
Van Vleet Building
Memphis, Tennessee 38163
(901) 523-9700
(Address, including zip code, of Registrant’s principal executive offices
Registrant’s telephone number, including area code,)
_____________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 27, 2005, after consideration of presentations and recommendations of management and such other matters and information as deemed appropriate, the Compensation Committee of the Board of Directors of GTx, Inc. (the “Company”) approved an increase in the base salary levels of the Company’s named executive officers (defined as GTx’s Chief Executive Officer and three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers on December 31, 2004). The new base salary levels were effective July 1, 2005. The new base salary information for all named executive officers is set forth on Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
10.1*     Compensation Information for Named Executive Officers
* Management contract or compensatory plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Date: August 12, 2005	By:	/s/ Mark E. Mosteller
		Name:	Mark E. Mosteller
		Title:	Vice President/Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Compensation Information for Named Executive Officers